UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

Glu Mobile Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 800-6100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 26, 2011, Glu Mobile Inc. (the “Company”) issued a press release that contained updated financial guidance for the second quarter ending June 30, 2011. A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K.

In addition, on the afternoon of May 26, 2011, the Company will be hosting an analyst and investor day at which it will be discussing its revised financial guidance for the second quarter of 2011 along with other matters related to its business. The Company will be utilizing supplemental slides during this analyst and investor day, which slides are both available on the Company’s corporate website at www.glu.com/investors and are attached as Exhibit 99.02 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.01 and 99.02 to this Current Report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the accompanying Exhibits 99.01 and 99.02 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing (or any reference to this Current Report generally), except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01	Press release issued by Glu Mobile Inc., dated May 26, 2011.

99.02	Supplemental slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

May 26, 2011	By:	/s/ Eric R. Ludwig

Name: Eric R. Ludwig
Title: Senior Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Number	Description

99.01	Press release issued by Glu Mobile Inc., dated May 26, 2011.
99.02	Supplemental slides.